UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2009

Deluxe Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N., Shoreview, Minnesota		55126
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-483-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 31, 2009, Richard S. Greene resigned from Deluxe Corporation (the "Company"). Mr. Greene had been serving as the Company’s Chief Financial Officer.

(c) Effective November 1, 2009, Terry D. Peterson was appointed Senior Vice President and Chief Financial Officer for the Company. Mr. Peterson has served as the Company’s Chief Accounting Officer since March 2005, and will continue to serve as the Company’s principal accounting officer in addition to his new role as principal financial officer. Mr. Peterson joined the Company in September 2004 as Director of Internal Audit. In addition to assuming the principal accounting officer role in March 2005, he also has served as the Company’s Vice President of Investor Relations since October 2006, and served as the Company’s Chief Financial Officer on an interim basis from May to September 2006.

In connection with this promotion, Mr. Peterson’s new annual base salary is $335,000. He also will become party to the Company’s standard form of Executive Retention Agreement for senior vice presidents. As an executive officer, Mr. Peterson currently is party to the Company’s standard Executive Retention Agreement for vice presidents designated as executive officers, which will be replaced by the new agreement. These agreements provide protection to executive officers in the event their employment is terminated or otherwise adversely affected following a "Change of Control," as that term is defined in the agreements. The terms of the two versions of these agreements are identical in all material respects, except that the multiple applied to the cash severance benefits afforded under the agreements is two times for senior vice presidents and one time for vice presidents. The terms of these agreements are addressed more fully in the Company’s most recent proxy statement, and complete copies of both forms of Executive Retention Agreement previously have been filed as Exhibits 10.16 and 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Mr. Peterson has no family relationships with any director or other executive officer of the Company.

A copy of the Company’s press release announcing Mr. Peterson’s appointment as the Company’s principal financial officer is attached as Exhibit 99.1 to this report.

(e) The Company and Mr. Greene entered into a Separation Agreement and Release (collectively, the "Separation Agreement") dated October 30, 2009, which provides for Mr. Greene’s resignation as the Company’s Chief Financial Officer, and from all other positions with the Company and its affiliates, effective October 31, 2009. Under the Separation Agreement, Mr. Greene will receive severance benefits as follows: (i) $274,500, representing nine months’ base salary, to be paid over a nine-month period; and (ii) for a period of up to six months after the expiration of the severance period referred to in clause (i), payments equal to the amount, if any, by which Mr. Greene’s base salary with the Company at the time of his separation exceeds his compensation from other sources of employment. Mr. Greene also will receive outplacement counseling and support services for a period of up to 12-months, and payment for certain other benefits accrued through the date of his separation. The Separation Agreement also contains standard provisions for a general release of claims against the Company as a condition to the receipt of the benefits described above, as well as mutual confidentiality obligations.

Item 7.01 Regulation FD Disclosure.

Press release announcing naming of new Chief Financial Officer of Deluxe Corporation, dated November 2, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated November 2, 2009, of Deluxe Corporation announcing naming of Terry D. Peterson as Chief Financial Officer, which shall be deemed furnished in connection with Item 7.01 hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deluxe Corporation

November 2, 2009	By:	Anthony C. Scarfone

Name: Anthony C. Scarfone
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 2, 2009, of Deluxe Corporation announcing naming of Terry D. Peterson as Chief Financial Officer, which shall be deemed furnished in connection with Item 7.01 hereof